Petrosearch Energy Corporation 675 Bering Drive, Suite 200 Houston, TX 77057 (713) 961-9337	FOR IMMEDIATE RELEASE

Investor Relations Contact (713) 961-9337 x45 Attn: David Collins

PETROSEARCH SETS RECORD DATE FOR SPECIAL SHAREHOLDER MEETING

HOUSTON, TX – June 8, 2009 - Petrosearch Energy Corporation (OTCBB: PTSG) announced that the record date for the special shareholder meeting to vote on the proposed merger with Double Eagle Petroleum Co. has been set as of the close of business on June 5, 2009.  The record date determines the stockholders that are entitled to notice of and to vote at the special shareholder meeting or any adjournment or postponement.

At this time the Company estimates the special shareholder meeting will take place in July 2009, depending on the timing of the SEC review process of the recently filed preliminary proxy.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with operations focused in the Anadarko basin of the North Texas Panhandle.  For more information please visit www.petrosearch.com.